Exhibit (s)(2)

POWER OF ATTORNEY

The undersigned, being a trustee of BlackRock Credit Strategies Fund (the “Trust”), does hereby appoint John M. Perlowski, Jonathan Diorio, Trent Walker, Janey Ahn and Jay M. Fife, and each of them, her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such trustee a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust or the registration or offering of the Trust’s common shares of beneficial interest, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

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IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 28th day of February, 2024.

Signature	Title

/s/ Cynthia L. Egan Cynthia L. Egan	Trustee

[Signature Page to Power of Attorney – BlackRock Credit Strategies Fund]